UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2026

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

In connection with the events described under Item 8.01 below, ADC Therapeutics SA (the “Company”) issued a press release and made available a presentation, copies of which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in this Item 7.01 and the associated exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 3, 2026, the Company announced topline data from its Phase 3 LOTIS-5 confirmatory trial evaluating ZYNLONTA® (loncastuximab tesirine-lpyl) in combination with rituximab in patients with relapsed or refractory diffuse large B-cell lymphoma (“r/r DLBCL”). The LOTIS-5 trial is a randomized, open-label, two-arm, multicenter study evaluating ZYNLONTA plus rituximab versus the standard immunochemotherapy rituximab gemcitabine-oxaliplatin (R-GemOx), for the treatment of r/r DLBCL after one or more lines of systemic therapy.

The study met the primary endpoint of progression-free survival (“PFS”) (per independent review committee) with statistical significance (HR = 0.73; p-value = 0.008 two sided), with a median PFS of 6.1 months for ZYNLONTA plus rituximab vs 4.7 months for R-GemOx. Overall survival showed no detrimental effect with ZYNLONTA plus rituximab compared to the control arm (HR = 0.96, impacted by the earlier use and a higher rate of new anti-lymphoma treatment switching in the control arm). Overall response rate (“ORR”) was 58.1% vs. 45.2%, complete response (“CR”) rate was 39.5% vs. 26.7%, median duration of response (“DOR”) was 9.2 months vs. 7.7 months, and median duration of CRs (“DoCR”) was 16.8 months vs. 12.3 months for ZYNLONTA plus rituximab compared to R-GemOx, respectively. Of patients achieving CR, 48.5% vs. 16.7% remained in CR at 24 months in favor of ZYNLONTA plus rituximab. Of note, results in North America were consistent with the overall study results.

Overall, treatment emergent adverse event (“TEAE”) rates were similar between arms (98.5% vs. 97.5%). Higher rates of serious adverse events (“SAEs”) were seen in the test arm (49.0% vs. 34.5%). Grade ≥3 TEAEs observed in > 5% of patients were hematologic (40.7% vs. 59.4%), followed by infection/infestations (24.5% vs. 15.7%), then hepatotoxicity (17.2% vs. 8.1%) and oedema/effusion (7.4% vs. 0.5%) when comparing ZYNLONTA plus rituximab to R-GemOx. A higher rate of Grade 5 TEAEs was observed in the ZYNLONTA plus rituximab arm (27 pts/13.2%) vs. R-GemOx (9 pts/4.6%). Of note, the majority of Grade 5 TEAEs in the test arm occurred in patients aged 75 years or older. Higher rates of TEAEs leading to any drug withdrawal occurred in the ZYNLONTA plus rituximab arm (25.5% vs. 9.1%). In this study, the TEAE reporting window was defined as 105 days after the last dose of study treatment or the start of new anticancer therapy, whichever is earlier. The rates of TEAEs in this study were impacted by the longer overall TEAE observation time in the test vs. control arm. This difference is primarily driven by a higher rate of and earlier switching to subsequent therapies in the control arm.

Based on these topline results from LOTIS-5, the Company plans to conduct a pre-Supplemental Biologics License Application (“sBLA”) meeting with the U.S. Food and Drug Administration (“FDA”) in August and is preparing for a planned sBLA submission in the fourth quarter of 2026. In addition, the Company will continue to evaluate a broad range of value maximizing alternatives, including but not limited to near-term cost reduction initiatives.

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "would", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "future", "continue", or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the adequacy of the LOTIS-5 clinical trial data to support full regulatory approval and our ability to maintain accelerated approval in the United States and foreign jurisdictions for our product; the timing, content and outcome of meetings with and feedback or other communications provided by regulatory authorities including U.S. FDA; the timing, submission and acceptance of an sBLA submission related to LOTIS-5 and potential approval; the actual and perceived benefit-risk profile for ZYNLONTA as studied in the LOTIS-5 trial; the assessment of the data from LOTIS-5 study, including additional analyses of outcomes observed for safety, efficacy and within key geographic regions and across certain patient sub-populations; the path for full regulatory approval for ZYNLONTA in the United States and foreign jurisdictions; our ability to identify and execute value-maximizing options and the cost and impact of such options; our expected cash runway into at least 2028; our ability to comply with the terms of our indebtedness; changes in our regulatory and commercial strategy; the Company's ability to sustain or grow ZYNLONTA® revenue in the United States and potential peak revenue; the ability of our partners to commercialize ZYNLONTA® in foreign markets, the timing and amount of future revenue and payments to us from such partnerships and their ability to obtain regulatory approval for ZYNLONTA® in foreign jurisdictions; the timing, results and publication of the Company's clinical trials including LOTIS-7; the timing, publication and results of investigator-initiated trials including those studying FL and MZL and the potential regulatory and/or compendia strategy and the future opportunity; the timing and outcome of regulatory submissions for the Company's products or product candidates; actions by the FDA or foreign regulatory authorities; projected revenue and expenses; the Company's indebtedness, including HealthCare Royalty Management and Blue Owl and Oaktree facilities, and the restrictions imposed on the Company's activities by such indebtedness, the ability to comply with the terms of the various agreements and repay such indebtedness and the significant cash required to service such indebtedness; and the Company's ability to obtain financial and other resources for its research, development, clinical, and commercial activities; and the uncertainties of international trade policies, including tariffs, sanctions, trade barriers and most favored nation drug pricing and the potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 3, 2026
99.2	Presentation dated June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA

Date: June 3, 2026
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer